UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 24, 2009
Spartech Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-5911	43-0761773
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

120 S. Central Avenue, Suite 1700, Clayton, Missouri	63105
(Address of Principal Executive Offices)	(Zip Code)
314-721-4242

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Amendment of Bylaws
On September 24, 2009, the Board of Directors (the “Board”) of the Company adopted amendments (the “Amendments”) to the Company’s Bylaws (the “Bylaws”), which are effective as of such date. The Amendments implement majority voting for directors and modify certain procedures relating to the annual meeting. The principal features of the Amendments are summarized below.
Section 8 of Article II of the Bylaws was amended to require:
(i)	that each director to be elected by the stockholders shall be elected by the vote of the majority of votes cast, meaning that the number of votes cast “for” a director’s election exceeds the number of votes cast “withhold” or “against” that director’s election, at any meeting for the election of directors at which a quorum is present;

(ii)	that in the event of a contested election, directors shall be elected by the vote of a plurality of the votes cast at a meeting for the election of directors at which a quorum is present; and

(iii)	that, except as otherwise provided by law or the Certificate of Incorporation or Bylaws, when a quorum is present, the vote of the holders of a majority of stock having voting power present in person or represented by proxy and entitled to vote on the matter will decide other matters.
Section 2 of Article II of the Bylaws was amended to:
(i)	provide the Board with broad discretion to fix the date and time of the annual meeting; and

(ii)	expressly allow the Board to postpone a previously scheduled annual meeting.
Section 7 of Article II of the Bylaws was amended to:
(i)	provide that a meeting of stockholders may be adjourned whether or not a quorum is present;

(ii)	allow the chairman of the meeting to adjourn the meeting, except as otherwise required by law;

(iii)	require notice of the adjournment to be sent to stockholders if the adjournment is for more than 30 days or if a new record date is set; and

(iv)	clarify that stockholders may continue a meeting after a quorum has been established even if some stockholders withdraw from the meeting.
A new Section 6 was added to Article II of the Bylaws to:
(i)	provide that only such business shall be conducted at an annual stockholders meeting as shall have been brought before the meeting pursuant to the Company’s notice of the meeting, by or at the direction of the Board or a committee thereof or by any stockholder who has complied with the requirements of the Bylaws for bringing a stockholder proposal;
(ii)	require advance notice of a stockholder proposal 90-120 days before the first anniversary of the preceding year’s annual meeting (subject to certain specified exceptions); and

(iii)	require a stockholder making a proposal to provide certain information with respect to the proposal and the stockholder giving the notice and the beneficial owner on whose behalf the proposal is being made (including their holdings in the Company’s stock and derivative instruments as well as any short interest in the Company’s stock) and to make certain representations regarding whether such stockholder intends to appear in person or by proxy at the stockholder meeting to present the stockholder proposal and/or to solicit proxies with respect to the proposal.
A new Section 16 was added to Article III of the Bylaws to:
(i)	provide that only director nominees nominated pursuant to the Company’s notice of the meeting, by the Board or any committee thereof or by stockholders complying with the requirements of the Bylaws shall be eligible for election to the Board at a stockholder meeting;

(ii)	require a stockholder to give advance notice of a director nomination 90-120 days before the first anniversary of the preceding year’s annual meeting in the case of an annual meeting or 90-120 days before the special meeting in the case of a special meeting (subject to certain specified exceptions);

(iii)	require a stockholder nominating a director nominee to provide certain information with respect to the nominee and the stockholder giving the notice and the beneficial owner on whose behalf the nomination is being made (including their holdings in the Company’s stock and derivative instruments as well as any short interest in the Company’s stock) and to make certain representations regarding whether such stockholder intends to appear in person or by proxy at the stockholder meeting to present the nomination and/or to solicit proxies with respect to the nomination;

(iv)	require director nominees to provide the Company’s Secretary with certain information regarding the director nominee’s background and qualifications, and the background of any other person or entity on whose behalf the nomination is being made, and agree not to become a party to certain voting commitments or compensation arrangements with respect to the director nominee’s service as a director; and

(v)	require director nominees to represent to the Company that, if elected, such director nominee would be in compliance and will continue to comply with Company corporate governance, conflict of interest, confidentiality, stock ownership and trading policies and guidelines.
The foregoing is only a summary of the principal features of the Amendments and is qualified in its entirety by reference to the amended Bylaws and a copy of the Bylaws marked to show changes from the Prior Bylaws, which are included as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

In addition, the Company amended its Corporate Governance Guidelines to provide for nominees for director to submit a resignation conditional on (1) failing to receive a sufficient number of votes for election pursuant to Section 8 of Article II of the Bylaws and (2) acceptance of the resignation by the Board. The Company intends to post its amended Corporate Governance Guidelines at http://www.spartech.com/investors/corporate-governance-guidelines.html.
Corrected Restated Certificate of Incorporation
On September 30, 2009, the Company filed a Corrected Restated Certificate of Incorporation with the Secretary of the State of Delaware to correct Article Twelfth of the Company’s Restated Certificate of Incorporation filed with the State of Delaware on March 9, 2006, which inadvertently added a provision which prohibits stockholders to take action by written consent. Such a provision had been proposed as an amendment, but was not adopted by stockholders. The Corrected Restated Certificate of Incorporation is attached as Exhibit 3.3 hereto and incorporated by reference herein.
Item 8.01. Other Events.
Stockholder Proposal and Director Nomination Deadlines
Pursuant to the recently adopted amendments to the Bylaws, as described in Item 5.03 above, any stockholder who wishes to bring a proposal before the Company’s 2010 annual meeting of stockholders or to bring a nomination of one or more directors before such annual meeting must provide (subject to certain exception described below) notice of such proposal or nomination not earlier than 120 days before, and not later than 90 days before, the first anniversary of the Company’s 2009 annual meeting of stockholders, which was held on March 11, 2009. Accordingly, for the Company’s 2010 annual meeting of stockholders, any such stockholder notice must be received not earlier than November 11, 2009 and not later than December 11, 2009 (subject to certain exception described below). Any such stockholder notice must be delivered or mailed to the Company’s Secretary to the offices of the Company in the County of Saint Louis, Missouri. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
The Bylaws require any stockholder providing such written notice to provide certain information with respect to the proposal or director nominee and the stockholder giving the notice and the beneficial owner on whose behalf the proposal or nomination is being made (including the stockholder’s and beneficial owner’s holdings in the Company’s stock and derivative instruments as well as any short interest in the Company’s stock) and to make certain representations regarding whether such stockholder intends to appear in person or by proxy at the stockholder meeting to present the stockholder proposal or nomination and/or to solicit proxies with respect to the proposal or nomination.
Further, the Bylaws require director nominees to (i) provide the Company’s Secretary with certain information regarding the director nominee’s background and qualifications, and the background of any other person or entity on whose behalf the nomination is being made, and agree not to become a party to certain voting commitments or compensation arrangements with respect to the director nominee’s service as a director, and (ii) represent to the Company that, if elected, such director nominee would be in compliance and will continue to comply with Company corporate governance, conflict of interest, confidentiality, stock ownership and trading policies and guidelines.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
     See exhibit index.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SPARTECH CORPORATION
By:	/s/ Rosemary L. Klein
	Name:	Rosemary L. Klein
	Title:	Senior Vice President, General Counsel

Dated: September 30, 2009

EXHIBIT INDEX

Exhibit Number	Description

3.1	Bylaws of the Company, as amended effective as of September 24, 2009.

3.2	Bylaws of the Company, marked to show amendments effective as of September 24, 2009.

3.3	Restated Certificate of Incorporation of the Company, effective March 9, 2006, as corrected on September 30, 2009.